HomeTrust Bancshares, Inc. Announces Financial Results for the Second Quarter of the Year Ending December 31, 2026
and Declaration of a Quarterly Dividend
ASHEVILLE, N.C., July 23, 2026 – HomeTrust Bancshares, Inc. (NYSE: HTB) ("Company"), the holding company of HomeTrust Bank ("Bank"), today announced preliminary net income for the second quarter of the year ending December 31, 2026 and approval of its quarterly cash dividend.
For the quarter ended June 30, 2026 compared to the quarter ended March 31, 2026:
•net income was $15.6 million compared to $16.8 million;
•diluted earnings per share ("EPS") were $0.94 compared to $0.99;
•annualized return on assets ("ROA") was 1.46% compared to 1.55%;
•annualized return on equity ("ROE") was 10.44% compared to 11.35%;
•net interest margin was 4.41% compared to 4.31%;
•provision for credit losses was $920,000 compared to $370,000;
•gain on the sale of real estate was $1.1 million compared to $377,000;
•loss on the redemption of junior subordinated debt securities was $1.1 million compared to $0;
•quarterly cash dividends increased $0.02 per share, or 15.4%, to $0.15 per share totaling $2.4 million compared to $0.13 per share totaling $2.2 million; and
•153,606 shares of Company common stock were repurchased during the current quarter at an average price of $46.31 compared to 533,240 shares repurchased at an average price of $42.85 in the prior quarter.
For the six months ended June 30, 2026 compared to the six months ended June 30, 2025:
•net income was $32.4 million compared to $31.7 million;
•diluted EPS were $1.93 compared to $1.84;
•annualized ROA was 1.51% compared to 1.46%;
•annualized ROE was 10.89% compared to 11.26%;
•net interest margin was 4.36% compared to 4.25%;
•provision for credit losses was $1.3 million compared to $2.8 million;
•cash dividends were $0.28 per share totaling $4.6 million compared to $0.24 per share totaling $4.1 million; and
•686,846 shares of Company common stock were repurchased at an average price of $43.62 compared to 93,212 shares of Company common stock repurchased at an average price of $35.41 in the same period last year.
The Company also announced today that its Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on August 27, 2026 to shareholders of record as of the close of business on August 13, 2026.
“We are pleased to report the continuation of our strong quarterly financial results driven by the expansion of our top-quartile net interest margin,” said Hunter Westbrook, President and Chief Executive Officer. “The quarter was highlighted by loan growth of 8.5% annualized, which increases to 14.6% after excluding portfolios we are intentionally reducing. This growth is consistent with our intention to accelerate loan growth, reflecting the strength of our franchise and dedication of our team.
“Shortly after quarter end we were excited to announce the launch of our new Healthcare Banking Division. This is another important strategic step in expanding our relationship-oriented approach to banking, while ensuring we continue to meet the needs of the communities we are proud to serve.
“We have has previously stated our goal is to be a consistently high-performing regional community bank and a regionally and nationally recognized ‘Best Place to Work.’ Reflecting our progress, for a third straight year the Company was included in Forbes’ America’s Best Banks for 2026 and for a second straight year was included in the 2026 KBW Bank Honor Roll, a distinction granted to only 6% of eligible banks based on best-in-class earnings growth over the past ten years. HTB was also recognized on American Banker’s ‘Best Banks to Work For’ list for the second consecutive year and as a best place to work for multiple years in all five states we serve. These recognitions demonstrate continued progress toward our goal and our commitment to building on that momentum. We remain focused on executing our strategy to continue delivering sustainable results and long-term value for all stakeholders.”

WEBSITE: WWW.HTB.COM

Contact:
C. Hunter Westbrook – President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
828-259-3939

Comparison of Results of Operations for the Three Months Ended June 30, 2026 and March 31, 2026
Net Income. Net income totaled $15.6 million, or $0.94 per diluted share, for the three months ended June 30, 2026 compared to $16.8 million, or $0.99 per diluted share, for the three months ended March 31, 2026, a decrease of $1.2 million, or 6.8%. The results for the three months ended June 30, 2026 compared to the three months ended March 31, 2026 were negatively impacted by a $784,000 decrease in noninterest income and a $1.0 million increase in noninterest expense due to a $1.1 million loss resulting from the redemption of junior subordinated debt securities, partially offset by a $1.0 million increase in net interest income. Details of the changes in the various components of net income are further discussed below.
Net Interest Income. The following table presents the distribution of average assets, liabilities and equity, as well as interest income earned on average interest-earning assets and interest expense paid on average interest-bearing liabilities. All average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

	Three Months Ended
	June 30, 2026			March 31, 2026
(Dollars in thousands)	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate
Assets
Interest-earning assets
Loans receivable(1)	$3,770,898	$57,507	6.12%	$3,793,994	$57,725	6.17%
Debt securities available for sale	152,647	1,667	4.38	144,520	1,604	4.50
Other interest-earning assets(2)	199,135	1,999	4.03	227,051	2,168	3.87
Total interest-earning assets	4,122,680	61,173	5.95	4,165,565	61,497	5.99
Other assets	175,077			218,936
Total assets	$4,297,757			$4,384,501
Liabilities and equity
Interest-bearing liabilities
Interest-bearing checking accounts	$556,610	$1,128	0.81%	$561,216	$1,101	0.80%
Money market accounts	1,376,199	8,678	2.53	1,369,569	8,616	2.55
Savings accounts	170,067	28	0.07	170,227	28	0.07
Certificate accounts	712,224	5,744	3.23	830,675	7,105	3.47
Total interest-bearing deposits	2,815,100	15,578	2.22	2,931,687	16,850	2.33
Junior subordinated debt	8,449	151	7.17	10,231	188	7.45
Borrowings	15,978	150	3.77	16,667	154	3.75
Total interest-bearing liabilities	2,839,527	15,879	2.24	2,958,585	17,192	2.36
Noninterest-bearing deposits	806,566			759,493
Other liabilities	50,949			67,106
Total liabilities	3,697,042			3,785,184
Stockholders' equity	600,715			599,317
Total liabilities and stockholders' equity	$4,297,757			$4,384,501
Net earning assets	$1,283,153			$1,206,980
Average interest-earning assets to average interest-bearing liabilities	145.19%			140.80%
Non-tax-equivalent
Net interest income		$45,294			$44,305
Interest rate spread			3.71%			3.63%
Net interest margin(3)			4.41%			4.31%
Tax-equivalent(4)
Net interest income		$45,752			$44,740
Interest rate spread			3.76%			3.67%
Net interest margin(3)			4.45%			4.36%
(1)Average loans receivable balances include loans held for sale and nonaccruing loans.
(2)Average other interest-earning assets consist of FRB stock, FHLB stock, SBIC investments and deposits in other banks.
(3)Net interest income divided by average interest-earning assets.
(4)Tax-equivalent results include adjustments to interest income of $458 and $435 for the three months ended June 30, 2026 and March 31, 2026, respectively, calculated based on a combined federal and state tax rate of 23%.
Total interest and dividend income for the three months ended June 30, 2026 decreased $324,000, or 0.5%, when compared to the three months ended March 31, 2026. A decline of $605,000 in accretion income was the primary driver of this change, partially offset by the impact of an additional day in the current quarter.

Total interest expense for the three months ended June 30, 2026 decreased $1.3 million, or 7.6%, when compared to the three months ended March 31, 2026. A decline of $1.3 million, or 7.5%, in deposit interest expense drove this change, the result of a decline in both the average balance of and rate paid on certificate accounts, specifically brokered deposits.
The following table shows the effects that changes in average balances (volume), including differences in the number of days in the periods compared, and average interest rates (rate) had on the interest earned on interest-earning assets and interest paid on interest-bearing liabilities:

	Increase / (Decrease) Due to		Total Increase/ (Decrease)
(Dollars in thousands)	Volume	Rate
Interest-earning assets
Loans receivable	$281	$(499)	$(218)
Debt securities available for sale	109	(46)	63
Other interest-earning assets	(245)	76	(169)
Total interest-earning assets	145	(469)	(324)
Interest-bearing liabilities
Interest-bearing checking accounts	3	24	27
Money market accounts	137	(75)	62
Savings accounts	—	—	—
Certificate accounts	(950)	(411)	(1,361)
Junior subordinated debt	(31)	(6)	(37)
Borrowings	(5)	1	(4)
Total interest-bearing liabilities	(846)	(467)	(1,313)
Increase in net interest income			$989
Provision for Credit Losses. The provision for credit losses is the amount of expense that, based on our judgment, is required to maintain the allowance for credit losses ("ACL") at an appropriate level under the current expected credit losses model.
The following table presents a breakdown of the components of the provision for credit losses:

	Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change
Provision for credit losses
Loans	$1,020	$945	$75	8%
Off-balance sheet credit exposure	(100)	(575)	475	83
Total provision for credit losses	$920	$370	$550	149%
For the quarter ended June 30, 2026, the "loans" portion of the provision for credit losses was primarily the result of the following, offset by net charge-offs of $1.8 million during the quarter:
•$0.2 million provision driven by changes in the loan mix.
•$0.4 million benefit due to changes in the projected economic forecast, specifically the national unemployment rate, and changes in qualitative adjustments.
•$0.6 million decrease in specific reserves on individually evaluated loans.
For the quarter ended March 31, 2026, the "loans" portion of the provision for credit losses was primarily the result of the following, offset by net charge-offs of $1.8 million during the quarter:
•$0.5 million benefit driven by changes in the loan mix.
•$0.2 million provision due to changes in the projected economic forecast, specifically the national unemployment rate, and changes in qualitative adjustments.
•$0.6 million decrease in specific reserves on individually evaluated loans.
For the quarters ended June 30, 2026 and March 31, 2026, the amounts recorded for off-balance sheet credit exposure were the result of changes in the balance of loan commitments, loan mix, projected economic forecast and qualitative allocations as outlined above.

Noninterest Income. Noninterest income for the three months ended June 30, 2026 decreased $784,000, or 7.8%, when compared to the quarter ended March 31, 2026. Changes in the components of noninterest income are discussed below:

	Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change
Noninterest income
Service charges and fees on deposit accounts	$2,627	$2,414	$213	9%
Loan income and fees	501	692	(191)	(28)
Gain on sale of loans held for sale	1,874	2,654	(780)	(29)
Bank owned life insurance ("BOLI") income	893	892	1	—
Operating lease income	1,407	1,892	(485)	(26)
Gain on sale of premises and equipment	1,101	377	724	192
Other	844	1,110	(266)	(24)
Total noninterest income	$9,247	$10,031	$(784)	(8)%
•Loan income and fees: The decrease was primarily the result of $251,000 less in prepayment penalties, partially offset by a $68,000 increase in other servicing fees.
•Gain on sale of loans held for sale: The decrease was primarily driven by a drop in the sales volume of HELOC loans originated for sale, partially offset by an increase in the sales volume of residential mortgage loans. There were $17.2 million of HELOCs originated for sale which were sold during the current quarter with gains of $93,000 compared to $103.0 million sold with gains of $934,000 in the prior quarter. There were $39.9 million of residential mortgage loans sold for gains of $481,000 during the current quarter compared to $23.3 million sold with gains of $431,000 in the prior quarter. There were $15.3 million in sales of the guaranteed portion of SBA commercial loans with gains of $1.3 million for the current quarter compared to $16.4 million sold and gains of $1.2 million for the prior quarter. Lastly, our hedging of mandatory commitments on the residential mortgage loan pipeline resulted in a net gain of $4,000 for the current quarter compared to $68,000 for the prior quarter.
•Operating lease income: The decrease was the result of a $402,000 increase in losses upon contract termination in addition to a $83,000 decrease in contract earnings.
•Gain on sale of premises and equipment: In both periods presented, gains were recognized on the sale of excess real estate.
•Other: The decrease was primarily driven by a $108,000 reduction in investment services income quarter-over-quarter.
Noninterest Expense. Noninterest expense for the three months ended June 30, 2026 increased $1.0 million, or 3.0%, when compared to the three months ended March 31, 2026. Changes in the components of noninterest expense are discussed below:

	Three Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	$ Change	% Change
Noninterest expense
Salaries and employee benefits	$20,169	$19,877	$292	1%
Occupancy expense, net	2,417	2,630	(213)	(8)
Computer services	3,027	2,877	150	5
Operating lease depreciation expense	1,378	1,516	(138)	(9)
Telecom, postage and supplies	509	581	(72)	(12)
Marketing and advertising	584	417	167	40
Deposit insurance premiums	481	484	(3)	(1)
Core deposit intangible amortization	302	374	(72)	(19)
Loss on redemption of junior subordinated debt securities	1,079	—	1,079	100
Other	4,033	4,219	(186)	(4)
Total noninterest expense	$33,979	$32,975	$1,004	3%
•Marketing and advertising: The increase was associated with the launch of online deposit account opening.
•Loss on redemption of junior subordinated debt securities: We previously established a fair value mark (discount) on the junior subordinated debt securities assumed through our merger with Quantum Capital Corp. and had been accreting the discount into interest expense. Associated with our redemption of the debt instruments in the current quarter, we wrote-off the remaining discount as an expense.
Income Taxes. The amount of income tax expense is influenced by the amount of pre-tax income, tax-exempt income, changes in the statutory rate and the effect of changes in valuation allowances maintained against deferred tax benefits. The effective tax rates for the three months ended June 30, 2026 and March 31, 2026 were 20.4% and 20.1%, respectively.
Comparison of Results of Operations for the Six Months Ended June 30, 2026 and June 30, 2025
Net Income. Net income totaled $32.4 million, or $1.93 per diluted share, for the six months ended June 30, 2026 compared to $31.7 million, or $1.84 per diluted share, for the six months ended June 30, 2025, an increase of $653,000, or 2.1%. The results for the six months ended June 30, 2026 compared to the prior year were positively impacted by a $2.5 million increase in net interest income, a $1.6 million decrease in the provision for credit losses, and a $1.1 million increase in noninterest income, partially offset by a $4.7 million increase in noninterest expense. Details of the changes in the various components of net income are further discussed below.

Net Interest Income. The following table presents the distribution of average assets, liabilities and equity, as well as interest income earned on average interest-earning assets and interest expense paid on average interest-bearing liabilities. All average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying a zero yield.

	Six Months Ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate	Average Balance Outstanding	Interest Earned / Paid	Yield / Rate
Assets
Interest-earning assets
Loans receivable(1)	$3,782,382	$115,232	6.14%	$3,803,259	$119,053	6.31%
Debt securities available for sale	148,606	3,271	4.44	151,127	3,445	4.60
Other interest-earning assets(2)	213,016	4,167	3.94	177,551	4,778	5.43
Total interest-earning assets	4,144,004	122,670	5.97	4,131,937	127,276	6.21
Other assets	196,886			264,865
Total assets	$4,340,890			$4,396,802
Liabilities and equity
Interest-bearing liabilities
Interest-bearing checking accounts	$558,900	$2,229	0.80%	$568,540	$2,575	0.91%
Money market accounts	1,372,902	17,293	2.54	1,337,731	18,180	2.74
Savings accounts	170,147	57	0.07	182,844	75	0.08
Certificate accounts	771,122	12,849	3.36	909,787	18,389	4.08
Total interest-bearing deposits	2,873,071	32,428	2.28	2,998,902	39,219	2.64
Junior subordinated debt	9,335	339	7.32	10,142	411	8.17
Borrowings	16,321	304	3.76	21,780	510	4.72
Total interest-bearing liabilities	2,898,727	33,071	2.30	3,030,824	40,140	2.67
Noninterest-bearing deposits	783,159			732,123
Other liabilities	58,984			65,367
Total liabilities	3,740,870			3,828,314
Stockholders' equity	600,020			568,488
Total liabilities and stockholders' equity	$4,340,890			$4,396,802
Net earning assets	$1,245,277			$1,101,113
Average interest-earning assets to average interest-bearing liabilities	142.96%			136.33%
Non-tax-equivalent
Net interest income		$89,599			$87,136
Interest rate spread			3.67%			3.54%
Net interest margin(3)			4.36%			4.25%
Tax-equivalent(4)
Net interest income		$90,491			$87,985
Interest rate spread			3.71%			3.58%
Net interest margin(3)			4.40%			4.29%
(1)Average loans receivable balances include loans held for sale and nonaccruing loans.
(2)Average other interest-earning assets consist of FRB stock, FHLB stock, SBIC investments and deposits in other banks.
(3)Net interest income divided by average interest-earning assets.
(4)Tax-equivalent results include adjustments to interest income of $892 and $849 for the six months ended June 30, 2026 and 2025, respectively, calculated based on combined federal and state tax rates of 23% and 24% for the same periods, respectively.
Total interest and dividend income for the six months ended June 30, 2026 decreased $4.6 million, or 3.6%, when compared to the six months ended June 30, 2025. A decline of $3.8 million, or 3.2%, in interest income drove this change, primarily due to the impact of decreases in the federal funds rate upon loan yields. Accretion income on acquired loans of $1.1 million and $1.3 million was recognized during the same periods, respectively, and was included in loan interest income.
Total interest expense for the six months ended June 30, 2026 decreased $7.1 million, or 17.6%, when compared to the six months ended June 30, 2025. A decline of $6.8 million, or 17.3%, in deposit interest expense drove this change, the result of a decline in the average balance of certificate accounts, specifically brokered deposits, in addition to a decline in the average cost of funds across funding categories.

The following table shows the effects that changes in average balances (volume), including differences in the number of days in the periods compared, and average interest rates (rate) had on the interest earned on interest-earning assets and interest paid on interest-bearing liabilities:

	Increase / (Decrease) Due to		Total Increase / (Decrease)
(Dollars in thousands)	Volume	Rate
Interest-earning assets
Loans receivable	$(654)	$(3,167)	$(3,821)
Debt securities available for sale	(57)	(117)	(174)
Other interest-earning assets	954	(1,565)	(611)
Total interest-earning assets	243	(4,849)	(4,606)
Interest-bearing liabilities
Interest-bearing checking accounts	(44)	(302)	(346)
Money market accounts	478	(1,365)	(887)
Savings accounts	(5)	(13)	(18)
Certificate accounts	(2,803)	(2,737)	(5,540)
Junior subordinated debt	(33)	(39)	(72)
Borrowings	(128)	(78)	(206)
Total interest-bearing liabilities	(2,535)	(4,534)	(7,069)
Increase in net interest income			$2,463
Provision for Credit Losses. The following table presents a breakdown of the components of the provision for credit losses:

	Six Months Ended
(Dollars in thousands)	June 30, 2026	June 30, 2025	$ Change	% Change
Provision for credit losses
Loans	$1,965	$2,185	$(220)	(10)%
Off-balance sheet credit exposure	(675)	658	(1,333)	(203)
Total provision for credit losses	$1,290	$2,843	$(1,553)	(55)%
For the six months ended June 30, 2026, the "loans" portion of the provision for credit losses was the result of the following, offset by net charge-offs of $3.7 million during the period:
•$0.2 million benefit driven by changes in the loan mix.
•$0.3 million benefit due to changes in the projected economic forecast, specifically the national unemployment rate, and changes in qualitative adjustments.
•$1.2 million decrease in specific reserves on individually evaluated credits.
For the six months June 30, 2025, the "loans" portion of the provision for credit losses was the result of the following, offset by net charge-offs of $3.3 million during the period:
•$0.9 million benefit driven by changes in the loan mix.
•$1.6 million benefit due to changes in qualitative adjustments, partially offset by a slight worsening of the projected economic forecast, specifically the national unemployment rate. Of note, we released the $2.2 million qualitative allocation previously established for the potential impact of Hurricane Helene upon our loan portfolio which had been established in the quarter ended September 30, 2024.
•$1.4 million increase in specific reserves on individually evaluated loans.
For the six months ended June 30, 2026 and June 30, 2025, the amounts recorded for off-balance sheet credit exposure were the result of changes in the balance of loan commitments, loan mix, projected economic forecast and qualitative allocations as outlined above.

Noninterest Income. Noninterest income for the six months ended June 30, 2026 increased $1.1 million, or 6.0%, when compared to the same period last year. Changes in the components of noninterest income are discussed below:

	Six Months Ended
(Dollars in thousands)	June 30, 2026	June 30, 2025	$ Change	% Change
Noninterest income
Service charges and fees on deposit accounts	$5,041	$4,746	$295	6%
Loan income and fees	1,193	1,269	(76)	(6)
Gain on sale of loans held for sale	4,528	4,017	511	13
BOLI income	1,785	1,694	91	5
Operating lease income	3,299	3,255	44	1
Gain on sale of branches	—	1,448	(1,448)	(100)
Gain on sale of premises and equipment	1,478	28	1,450	5,179
Other	1,954	1,727	227	13
Total noninterest income	$19,278	$18,184	$1,094	6%
•Gain on sale of loans held for sale: The increase was primarily driven by an increase in the sales volume of the guaranteed portion of SBA commercial loans, partially offset by a reduction in the sales volume of HELOC loans. During the six months ended June 30, 2026, there were $31.7 million of sales of the guaranteed portion of SBA commercial loans with gains of $2.5 million compared to $11.9 million sold with gains of $936,000 for the corresponding period in the prior year. There were $63.2 million of residential mortgage loans sold during the current period for gains of $912,000 compared to $49.1 million sold with gains of $1.0 million for the corresponding period in the prior year. There were $120.2 million of HELOCs originated for sale which were sold during the current period with gains of $1.0 million compared to $198.2 million sold with gains of $2.0 million for the corresponding period in the prior year. Lastly, our hedging of mandatory commitments on the residential mortgage loan pipeline resulted in a net gain of $72,000 for the six months ended June 30, 2026 compared to $40,000 for the six months ended June 30, 2025.
•Gain on sale of branches: During the prior year we completed the sale of our two Knoxville, Tennessee branches, recognizing a gain of $1.4 million, with no similar activity occurring in the current year.
•Gain on sale of premises and equipment: In both periods presented, gains were recognized on the sale of excess parcels of real estate.
Noninterest Expense. Noninterest expense for the six months ended June 30, 2026 increased $4.7 million, or 7.6%, when compared to the same period last year. Changes in the components of noninterest expense are discussed below:

	Six Months Ended
(Dollars in thousands)	June 30, 2026	June 30, 2025	$ Change	% Change
Noninterest expense
Salaries and employee benefits	$40,046	$35,907	$4,139	12%
Occupancy expense, net	5,047	4,886	161	3
Computer services	5,904	5,293	611	12
Operating lease depreciation expense	2,894	3,657	(763)	(21)
Telecom, postage and supplies	1,090	1,107	(17)	(2)
Marketing and advertising	1,001	894	107	12
Deposit insurance premiums	965	984	(19)	(2)
Core deposit intangible amortization	676	926	(250)	(27)
Loss on redemption of junior subordinated debt securities	1,079	—	1,079	100
Other	8,252	8,562	(310)	(4)
Total noninterest expense	$66,954	$62,216	$4,738	8%
•Salaries and employee benefits: The increase was primarily the result of increases in both pay and incentive compensation.
•Computer services: The increase year-over-year reflects the Company's further investment in both our internal- and external-facing technological capabilities.
•Operating lease depreciation expense: The decrease was due to a decline in the population of operating lease contracts (assets being depreciated) year-over-year.
•Core deposit intangible amortization: The intangible recorded associated with the Quantum merger is being amortized on an accelerated basis, so the rate of amortization slowed year-over-year.
•Loss on redemption of junior subordinated debt securities: See explanation in the "Comparison of Results of Operations for the Three Months Ended June 30, 2026 and March 31, 2026 – Noninterest Expense" section above.
Income Taxes. The amount of income tax expense is influenced by the amount of pre-tax income, tax-exempt income, changes in the statutory rate and the effect of changes in valuation allowances maintained against deferred tax benefits. The effective tax rates for the six months ended June 30, 2026 and 2025 were 20.3% and 21.1%, respectively.

Balance Sheet Review
Total assets decreased by $105.4 million to $4.4 billion and total liabilities decreased by $105.3 million to $3.8 billion at June 30, 2026 as compared to December 31, 2025. These changes can be traced to the use of existing liquidity and the proceeds from loan sales to offset a $103.2 million decline in deposits. The decrease in deposits was the result of a $134.6 million reduction in brokered deposits, partially offset by an increase of $31.5 million in all other deposit categories.
Stockholders' equity decreased $90,000, to $600.6 million at June 30, 2026 as compared to December 31, 2025. Activity within stockholders' equity included $32.4 million in net income and $4.0 million in share-based compensation and stock option exercises, partially offset by $4.6 million in cash dividends declared and $30.2 million in stock repurchases. In addition, accumulated other comprehensive income declined by $1.0 million due to an increase in the unrealized loss on available for sale securities due to higher market interest rates.
As of June 30, 2026, the Bank was considered "well capitalized" in accordance with its regulatory capital guidelines and exceeded all regulatory capital requirements.
Asset Quality
The ACL on loans was $39.8 million, or 1.10% of total loans, at June 30, 2026 compared to $41.5 million, or 1.16% of total loans, at December 31, 2025. The drivers of this change are discussed in the "Comparison of Results of Operations for the Six Months Ended June 30, 2026 and June 30, 2025 – Provision for Credit Losses" section above.
Net loan charge-offs totaled $3.7 million for the six months ended June 30, 2026 compared to $3.3 million for the same period last year. Net charge-offs were concentrated within our equipment finance portfolio, primarily related to over-the-road truck loans, where we recognized net charge-offs of $2.4 million and $2.1 million for the same periods, respectively. Annualized net charge-offs as a percentage of average loans were 0.19% for the six months ended June 30, 2026 as compared to 0.18% for the six months ended June 30, 2025.
The following table sets forth the composition of nonperforming assets, made up of nonaccrual loans and repossessed assets, across our asset categories.

(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025
Nonaccruing loans
Commercial real estate
Construction and land development	$472	$854	$381
Commercial real estate – owner occupied	11,996	11,256	10,467
Commercial real estate – non-owner occupied	4,273	6,704	6,566
Multifamily	838	—	—
Total commercial real estate	17,579	18,814	17,414
Commercial
Commercial and industrial	14,617	10,578	9,786
Equipment finance	5,003	6,096	6,690
Total commercial	19,620	16,674	16,476
Residential real estate
One-to-four family	5,168	3,632	2,961
HELOCs	7,797	7,140	6,523
Total residential real estate	12,965	10,772	9,484
Consumer	438	479	402
Total nonaccruing loans	$50,602	$46,739	$43,776
Total repossessed assets	4,049	316	657
Total nonperforming assets	$54,651	$47,055	$44,433
Total nonperforming assets as a percentage of total assets	1.23%	1.07%	0.98%

Total SBA loans included in nonaccrual loans	$30,254	$22,720	$20,647
Portion of SBA loans fully guaranteed by the SBA	23,563	16,348	14,885

Total nonaccruing loans, excluding the balance fully guaranteed by the SBA	27,039	30,391	28,891
Total repossessed assets	4,049	316	657
Total nonperforming assets, excluding the balance fully guaranteed by the SBA	$31,088	$30,707	$29,548
Total nonperforming assets, excluding the balance fully guaranteed by the SBA, as a percentage of total assets	0.70%	0.70%	0.65%
SBA loans made up 55.4%, 48.5% and 46.5% of total nonperforming assets at June 30, 2026, March 31, 2026 and December 31, 2025, respectively. The increase during the current six month period was primarily the result of a management decision to accelerate the repurchase of the sold portion of nonperforming SBA loans (fully guaranteed portion) to simplify the workout process.
Classified assets decreased by $1.4 million, or 2.0%, to $70.7 million, or 1.59% of total assets, as of June 30, 2026 when compared to the balance of $72.2 million, or 1.65% of total assets, as of March 31, 2026. Classified assets increased by $4.5 million, or 6.9%, to $70.7 million, or 1.59% of total assets, as of June 30, 2026 when compared to the balance of $66.2 million, or 1.46% of total assets, as of December 31,

2025. SBA loans made up the largest portion of classified assets at $32.3 million and $27.3 million, respectively, as of June 30, 2026 and December 31, 2025, of which $24.5 million and $19.8 million, respectively, was fully guaranteed. The remaining population of classified assets as of June 30, 2026 included $10.5 million of HELOCs, $10.0 million of 1-4 family residential real estate loans and $7.0 million of equipment finance loans (concentrated in the transportation sector).
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. (NYSE: HTB), headquartered in Asheville, North Carolina, is the holding company for HomeTrust Bank, a state-chartered community bank operating over 30 locations across North Carolina, South Carolina, East Tennessee, Southwest Virginia, and Georgia. With total assets of $4.4 billion as of June 30, 2026, the Company’s goal is to be a consistently high-performing regional community bank, guided by our strategy to be a best place to work. Reflecting this focus, the Company has been named one of Bank Director’s “Best U.S. Banks,” one of Forbes’ “America’s Best Banks,” one of S&P Global’s “Top 50 Community Banks,” and named to the 2026 and 2025 KBW Honor Rolls. In addition, the Company has been recognized as one of American Banker’s “Best Banks to Work For,” received a “Most Loved Workplace” certification by Best Practices Institute, named as one of Best Companies Group’s “America’s Best Workplaces,” as well as being named a “Best Place to Work” in all five states in which it operates.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; natural disasters; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025(1)	September 30, 2025	June 30, 2025
Assets
Cash	$17,141	$14,505	$14,411	$15,435	$16,662
Interest-bearing deposits	255,403	286,188	310,281	300,395	280,547
Cash and cash equivalents	272,544	300,693	324,692	315,830	297,209
Certificates of deposit in other banks	11,629	13,619	18,841	20,833	23,319
Debt securities available for sale, at fair value	145,880	149,729	142,540	145,682	143,942
FHLB and FRB stock	13,620	13,614	13,636	14,325	15,263
SBIC investments	20,398	19,461	18,818	18,346	17,720
Loans held for sale, at fair value	2,999	6,562	7,005	7,907	1,106
Loans held for sale, at the lower of cost or fair value	117,891	101,930	198,688	189,047	169,835
Total loans, net of deferred loan fees and costs	3,622,244	3,546,580	3,578,154	3,643,619	3,671,951
Allowance for credit losses – loans	(39,789)	(40,607)	(41,479)	(43,086)	(44,139)
Loans, net	3,582,455	3,505,973	3,536,675	3,600,533	3,627,812
Premises and equipment, net	62,485	62,210	62,400	62,437	62,706
Accrued interest receivable	14,530	14,636	15,973	17,077	16,554
Deferred income taxes, net	9,395	8,514	9,922	9,789	9,968
BOLI	95,456	94,555	93,930	93,474	92,576
Goodwill	34,111	34,111	34,111	34,111	34,111
Core deposit intangibles, net	4,172	4,474	4,848	5,259	5,670
Other assets	52,713	56,260	63,556	57,487	60,262
Total assets	$4,440,278	$4,386,341	$4,545,635	$4,592,137	$4,578,053
Liabilities and stockholders' equity
Liabilities
Deposits	$3,606,847	$3,639,542	$3,709,997	$3,698,227	$3,666,178
Junior subordinated debt	—	10,245	10,220	10,195	10,170
Borrowings	175,000	90,000	165,000	230,000	265,000
Other liabilities	57,831	54,147	59,728	57,882	57,431
Total liabilities	3,839,678	3,793,934	3,944,945	3,996,304	3,998,779
Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized (2)	168	168	173	175	175
Additional paid in capital	139,759	144,465	166,856	176,289	174,900
Retained earnings	464,285	451,127	436,524	422,615	408,178
Unearned Employee Stock Ownership Plan ("ESOP") shares	(3,174)	(3,306)	(3,438)	(3,571)	(3,703)
Accumulated other comprehensive income (loss)	(438)	(47)	575	325	(276)
Total stockholders' equity	600,600	592,407	600,690	595,833	579,274
Total liabilities and stockholders' equity	$4,440,278	$4,386,341	$4,545,635	$4,592,137	$4,578,053
(1)Derived from audited financial statements.
(2)Shares of common stock issued and outstanding were 16,727,821 at June 30, 2026; 16,803,185 at March 31, 2026; 17,286,289 at December 31, 2025; 17,520,425 at September 30, 2025; and 17,492,143 at June 30, 2025.

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Month Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Interest and dividend income
Loans	$57,507	$57,725	$115,232	$119,053
Debt securities available for sale	1,667	1,604	3,271	3,445
Other investments and interest-bearing deposits	1,999	2,168	4,167	4,778
Total interest and dividend income	61,173	61,497	122,670	127,276
Interest expense
Deposits	15,578	16,850	32,428	39,219
Junior subordinated debt	151	188	339	411
Borrowings	150	154	304	510
Total interest expense	15,879	17,192	33,071	40,140
Net interest income	45,294	44,305	89,599	87,136
Provision for credit losses	920	370	1,290	2,843
Net interest income after provision for credit losses	44,374	43,935	88,309	84,293
Noninterest income
Service charges and fees on deposit accounts	2,627	2,414	5,041	4,746
Loan income and fees	501	692	1,193	1,269
Gain on sale of loans held for sale	1,874	2,654	4,528	4,017
BOLI income	893	892	1,785	1,694
Operating lease income	1,407	1,892	3,299	3,255
Gain on sale of branches	—	—	—	1,448
Gain on sale of premises and equipment	1,101	377	1,478	28
Other	844	1,110	1,954	1,727
Total noninterest income	9,247	10,031	19,278	18,184
Noninterest expense
Salaries and employee benefits	20,169	19,877	40,046	35,907
Occupancy expense, net	2,417	2,630	5,047	4,886
Computer services	3,027	2,877	5,904	5,293
Operating lease depreciation expense	1,378	1,516	2,894	3,657
Telecom, postage and supplies	509	581	1,090	1,107
Marketing and advertising	584	417	1,001	894
Deposit insurance premiums	481	484	965	984
Core deposit intangible amortization	302	374	676	926
Loss on redemption of junior subordinated debt securities	1,079	—	1,079	—
Other	4,033	4,219	8,252	8,562
Total noninterest expense	33,979	32,975	66,954	62,216
Income before income taxes	19,642	20,991	40,633	40,261
Income tax expense	4,012	4,219	8,231	8,512
Net income	$15,630	$16,772	$32,402	$31,749

Per Share Data

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Net income per common share(1)
Basic	$0.95	$1.00	$1.95	$1.85
Diluted	$0.94	$0.99	$1.93	$1.84
Average shares outstanding
Basic	16,311,782	16,582,376	16,446,295	17,008,699
Diluted	16,423,442	16,716,089	16,569,902	17,109,842
Book value per share at end of period	$35.90	$35.26	$35.90	$33.12
Tangible book value per share at end of period(2)	$33.67	$33.02	$33.67	$30.92
Cash dividends declared per common share	$0.15	$0.13	$0.28	$0.24
Total shares outstanding at end of period	16,727,821	16,803,185	16,727,821	17,492,143
(1)Basic and diluted net income per common share have been prepared in accordance with the two-class method.
(2)See Non-GAAP reconciliations below for adjustments.
Selected Financial Ratios and Other Data

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Performance ratios(1)
Return on assets (ratio of net income to average total assets)	1.46%	1.55%	1.51%	1.46%
Return on equity (ratio of net income to average equity)	10.44	11.35	10.89	11.26
Yield on earning assets	5.95	5.99	5.97	6.21
Rate paid on interest-bearing liabilities	2.24	2.36	2.30	2.67
Average interest rate spread	3.71	3.63	3.67	3.54
Net interest margin(2)	4.41	4.31	4.36	4.25
Average interest-earning assets to average interest-bearing liabilities	145.19	140.80	142.96	136.33
Noninterest expense to average total assets	3.17	3.05	3.11	2.85
Efficiency ratio	62.30	60.69	61.50	59.07
Efficiency ratio – adjusted(3)	61.04	60.62	60.83	59.43
(1)Ratios are annualized where appropriate.
(2)Net interest income divided by average interest-earning assets.
(3)See Non-GAAP reconciliations below for adjustments.

	At or For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Asset quality ratios
Nonperforming assets to total assets(1)	1.23%	1.07%	0.98%	0.72%	0.67%
Nonperforming loans to total loans(1)	1.40	1.32	1.22	0.89	0.81
Total classified assets to total assets	1.59	1.65	1.46	1.23	1.07
Allowance for credit losses to nonperforming loans(1)	78.63	86.88	94.75	132.26	147.98
Allowance for credit losses to total loans	1.10	1.14	1.16	1.18	1.20
Net charge-offs to average loans (annualized)	0.19	0.19	0.33	0.29	0.21
Capital ratios
Equity to total assets at end of period	13.53%	13.51%	13.21%	12.98%	12.65%
Tangible equity to total tangible assets(2)	12.79	12.76	12.49	12.25	11.91
Average equity to average assets	13.98	13.67	13.56	13.31	13.20
(1)Nonperforming assets include nonaccruing loans and repossessed assets. There were no accruing loans more than 90 days past due at the dates indicated. For the periods presented, as shown in the "Asset Quality" section above, a portion of the nonaccrual loan balances was fully guaranteed by the SBA.
(2)See Non-GAAP reconciliations below for adjustments.

Loans

(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Commercial real estate
Construction and land development	$326,985	$317,497	$277,028	$268,953	$267,494
Commercial real estate – owner occupied	536,475	527,375	562,049	540,807	561,623
Commercial real estate – non-owner occupied	875,143	823,672	832,502	861,244	877,440
Multifamily	128,492	109,564	110,912	115,403	113,416
Total commercial real estate	1,867,095	1,778,108	1,782,491	1,786,407	1,819,973
Commercial loans
Commercial and industrial	392,876	392,114	378,686	399,155	367,359
Equipment finance	260,670	286,455	311,356	340,322	360,499
Municipal leases	169,611	167,371	166,396	164,967	168,623
Total commercial	823,157	845,940	856,438	904,444	896,481
Residential real estate
Construction and land development	47,694	48,715	45,617	51,110	53,020
One-to-four family	617,469	619,735	633,511	636,857	640,287
HELOCs	236,357	218,283	217,310	216,122	205,918
Total residential real estate	901,520	886,733	896,438	904,089	899,225
Consumer	30,472	35,799	42,787	48,679	56,272
Total loans, net of deferred loan fees and costs	3,622,244	3,546,580	3,578,154	3,643,619	3,671,951
Allowance for credit losses – loans	(39,789)	(40,607)	(41,479)	(43,086)	(44,139)
Loans, net	$3,582,455	$3,505,973	$3,536,675	$3,600,533	$3,627,812
Deposits

(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Core deposits
Noninterest-bearing accounts	$739,787	$730,666	$707,748	$689,352	$698,843
NOW accounts	541,807	575,525	546,387	537,954	561,524
Money market accounts	1,421,600	1,393,120	1,374,635	1,343,008	1,323,762
Savings accounts	165,902	171,754	171,455	172,883	179,980
Total core deposits	2,869,096	2,871,065	2,800,225	2,743,197	2,764,109
Certificates of deposit	737,751	768,477	909,772	955,030	902,069
Total	$3,606,847	$3,639,542	$3,709,997	$3,698,227	$3,666,178

Non-GAAP Reconciliations
In addition to results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains certain non-GAAP financial measures, which include: the efficiency ratio, tangible book value, tangible book value per share and the tangible equity to tangible assets ratio. The Company believes these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time and in comparison to its competitors. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Set forth below is a reconciliation to GAAP of the Company's efficiency ratio:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Noninterest expense	$33,979	$32,975	$66,954	$62,216
Less: loss on redemption of junior subordinated debt securities	1,079	—	1,079	—
Noninterest expense – adjusted	$32,900	$32,975	$65,875	$62,216

Net interest income	$45,294	$44,305	$89,599	$87,136
Plus: tax-equivalent adjustment	458	435	892	849
Plus: noninterest income	9,247	10,031	19,278	18,184
Less: gain on sale of branches	—	—	—	1,448
Less: gain on sale of premises and equipment	1,101	377	1,478	28
Net interest income plus noninterest income – adjusted	$53,898	$54,394	$108,291	$104,693

Efficiency ratio	62.30%	60.69%	61.50%	59.07%
Efficiency ratio – adjusted	61.04%	60.62%	60.83%	59.43%
Set forth below is a reconciliation to GAAP of tangible book value and tangible book value per share:

	As of
(Dollars in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total stockholders' equity	$600,600	$592,407	$600,690	$595,833	$579,274
Less: goodwill, core deposit intangibles, net of taxes	37,323	37,556	37,844	38,160	38,477
Tangible book value	$563,277	$554,851	$562,846	$557,673	$540,797
Common shares outstanding	16,727,821	16,803,185	17,286,289	17,520,425	17,492,143
Book value per share	$35.90	$35.26	$34.75	$34.01	$33.12
Tangible book value per share	$33.67	$33.02	$32.56	$31.83	$30.92
Set forth below is a reconciliation to GAAP of tangible equity to tangible assets:

	As of
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Tangible equity(1)	$563,277	$554,851	$562,846	$557,673	$540,797
Total assets	4,440,278	4,386,341	4,545,635	4,592,137	4,578,053
Less: goodwill, core deposit intangibles, net of taxes	37,323	37,556	37,844	38,160	38,477
Total tangible assets	$4,402,955	$4,348,785	$4,507,791	$4,553,977	$4,539,576

Tangible equity to tangible assets	12.79%	12.76%	12.49%	12.25%	11.91%
(1)Tangible equity (or tangible book value) is equal to total stockholders' equity less goodwill and core deposit intangibles, net of related deferred tax liabilities.